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                                                                    Exhibit 23.4



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated October 5, 1999, relating to the consolidated financial statements of DC Systems, Inc. and Subsidiary, which appear in such Registration
Statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.

                                                      PricewaterhouseCoopers LLP


Dallas, Texas
December 29, 1999